Exhibit 5.3

July 22, 2013

Nationstar Mortgage LLC

Nationstar Capital Corporation

c/o Nationstar Mortgage LLC

350 Highland Drive

Lewisville, Texas 75067

Re:	Guarantors of Notes for California, Georgia, New Jersey and Nevada

Ladies and Gentlemen:

We have acted as special counsel to: (i) Harwood Insurance Services, LLC, a California limited liability company (the “California Guarantor”); (ii) Harwood Service Company of Georgia, LLC, a Georgia limited liability company (the “Georgia Guarantor”); (iii) Harwood Service Company of New Jersey, LLC, a New Jersey limited liability company (the “New Jersey Guarantor”); and (iv) Nationstar Equity Corporation, a Nevada corporation (the “Nevada Guarantor”) in connection with the offering of up to $250,000,000 aggregate principal amount of the new 6.500% Senior Notes due 2018 (the “Notes”) by Nationstar Mortgage LLC, a Delaware limited liability company, and Nationstar Capital Corporation, a Delaware corporation (together, the “Issuers”) pursuant to a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus dated May 28, 2013, as supplemented by the prospectus supplement dated July 17, 2013 (together, the “Prospectus”). The Notes are fully and unconditionally guaranteed by each of the guarantors listed in the Registration Statement (the “Guarantors”), including each of the California Guarantor, the Georgia Guarantor, the New Jersey Guarantor, and the Nevada Guarantor (collectively, the “Opinion Guarantors”). The Notes were issued under an indenture dated as of July 22, 2013 (the “Indenture”).

I. DOCUMENT REVIEW

A. In arriving at the opinions expressed below for the California Guarantor, we have reviewed the following documents:

(i) a certified copy of the Articles of Organization of the California Guarantor;

(ii) a certificate from the Secretary of State of the State of California, dated July 15, 2013, as to the active status of good standing of the California Guarantor in the State of California (the “California Existence Certificate”); and

(iii) an Officer’s Certificate of the California Guarantor certifying as to (a) its Limited Liability Company Agreement, as amended by the First Amendment to Limited Liability Company Agreement, (b) an Action By Unanimous Written Consent of the California Guarantor’s sole member ratifying, approving and confirming resolutions approving the Indenture, the related guarantees and the transactions contemplated thereby, and (c) certain other factual matters set forth in the Officer’s Certificate of the California Guarantor.

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Nationstar Mortgage LLC

Re:	Guarantors of Notes for California, Georgia, New Jersey and Nevada

July 22, 2013

B. In arriving at the opinions expressed below for the Georgia Guarantor, we have reviewed the following documents:

(i) a copy of the Articles of Organization of the Georgia Guarantor;

(ii) a certificate from the Secretary of State of the State of Georgia, dated July 15, 2013, as to the valid existence of the Georgia Guarantor in the State of Georgia (the “Georgia Existence Certificate”); and

(iii) an Officer’s Certificate of the Georgia Guarantor certifying as to (a) its Limited Liability Company Agreement, as amended by the First Amendment to Limited Liability Company Agreement, (b) an Action By Unanimous Written Consent of the Georgia Guarantor’s sole member ratifying, approving and confirming resolutions approving the Indenture, the related guarantees and the transactions contemplated thereby, and (c) certain other factual matters set forth in the Officer’s Certificate of the Georgia Guarantor.

C. In arriving at the opinions expressed below for the New Jersey Guarantor, we have reviewed the following documents:

(i) a copy of the Certificate of Formation of the New Jersey Guarantor filed with the New Jersey Department of the Treasury (Division of Revenue) on May 6, 2002;

(ii) a certificate from the State Treasurer of the State of New Jersey, dated July 15, 2013, as to the active status and good standing of the New Jersey Guarantor in the State of New Jersey (the “New Jersey Existence Certificate”); and

(iii) an Officer’s Certificate of the New Jersey Guarantor certifying as to (a) its Limited Liability Company Agreement, as amended by the First Amendment to Limited Liability Company Agreement, (b) an Action By Unanimous Written Consent of the New Jersey Guarantor’s sole member ratifying, approving and confirming resolutions approving the Indenture, the related guarantees and the transactions contemplated thereby, and (c) certain other factual matters set forth in the Officer’s Certificate of the New Jersey Guarantor.

D. In arriving at the opinions expressed below for the Nevada Guarantor, we have reviewed the following documents:

(i) a certified copy of the Articles of Incorporation and all amendments thereto of the Nevada Guarantor;

(ii) a certificate from the Secretary of State of the State of Nevada, dated July 15, 2013, as to the valid existence and good standing of the Nevada Guarantor in the State of Nevada (the “Nevada Existence Certificate”); and

Nationstar Mortgage LLC

Re:	Guarantors of Notes for California, Georgia, New Jersey and Nevada

July 22, 2013

(iii) an Officer’s Certificate of the Nevada Guarantor certifying as to (a) its Articles of Incorporation, (b) its By-Laws, (c) the resolutions of the Nevada Guarantor’s Board of Directors approving the Indenture and the transactions contemplated thereby, and (d) certain other factual matters set forth in the Officer’s Certificate of the Nevada Guarantor.

For purposes of this opinion with respect to each of the Opinion Guarantors, we have with your consent not reviewed any documents other than the respective documents listed in clauses (a) through (d) in each of the subsections (A) through (D) above for the applicable Opinion Guarantor (the “Reviewed Documents”). We have with your consent assumed that the provisions in any other documents relating to the transactions covered by this opinion, which we have not reviewed, are not inconsistent with or do not contradict the Reviewed Documents or the opinions stated herein for the respective Opinion Guarantor. We have with your consent conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing Reviewed Documents, the statements and information set forth therein and the additional matters recited or assumed herein for the respective Opinion Guarantor, all of which we have assumed to be true, complete and accurate in all material respects.

II. OPINIONS

A. With respect to California Guarantor, based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion:

1. The California Guarantor is a duly formed limited liability company and is existing in good standing under the laws of the State of California.

2. The execution and delivery of the Indenture have been duly authorized by all necessary limited liability company action on the part of the California Guarantor.

B. With respect to Georgia Guarantor, based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion:

1. The Georgia Guarantor is a validly existing limited liability company under the laws of the State of Georgia.

2. The execution and delivery of the Indenture have been duly authorized by all necessary limited liability company action of the Georgia Guarantor.

C. With respect to New Jersey Guarantor, based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion:

1. The New Jersey Guarantor is a validly existing limited liability company under the laws of the State of New Jersey.

2. The execution and delivery of the Indenture have been duly authorized by all necessary limited liability company action of the New Jersey Guarantor.

Nationstar Mortgage LLC

Re:	Guarantors of Notes for California, Georgia, New Jersey and Nevada

July 22, 2013

D. With respect to Nevada Guarantor, based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion:

1. The Nevada Guarantor is a validly existing corporation under the laws of the State of Nevada.

2. The execution and delivery of the Indenture have been duly authorized by all necessary corporate action of the Nevada Guarantor.

III. ASSUMPTIONS AND QUALIFICATIONS

The opinions expressed in Section II above are subject to the following assumptions and qualifications to which you have consented:

1. We have assumed that each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each document are genuine and each natural person signing each of the documents as or on behalf of the parties thereto has the legal capacity under all applicable laws and regulations.

2. As to any facts material to the opinions expressed herein, we have made no independent investigation of such facts and have relied upon the respective Reviewed Documents, including the certificates of governmental officials and the officer’s certification of each of the Opinion Guarantors.

3. In rendering our opinion in paragraph A.1 of Section II above, we have relied, with your permission, solely upon the California Existence Certificate. In rendering our opinion in paragraph B.1 of Section II above, we have relied, with your permission, solely upon the Georgia Existence Certificate. In rendering our opinion in paragraph C.1 of Section II above, we have relied, with your permission, solely upon the New Jersey Existence Certificate. In rendering our opinion in paragraph D.1 of Section II above, we have relied, with your permission, solely upon the Nevada Existence Certificate.

4. We have assumed that the execution and delivery of the Indenture and the performance of the obligations thereunder of the parties thereto, do not and will not contravene, violate or constitute a default under (i) the formation and organizational documents of any such party, (ii) any lease, indenture, instrument or other agreement or commitment to which any party to any such document or its property is subject, (iii) any Federal, state or other law, rule or regulation to which any party to any such document is subject, (iv) any judicial or administrative judgment, order or decree of any governmental authority or (v) the law of any jurisdiction where such obligations are to be incurred or performed.

5. The opinions set forth in Section II above are limited to the Indenture you have provided to us and we express no opinion, whether by implication or otherwise, as to any other document or agreement, including any other document or agreement referred to or incorporated therein by reference.

Nationstar Mortgage LLC

Re:	Guarantors of Notes for California, Georgia, New Jersey and Nevada

July 22, 2013

6. We express no opinion herein with respect to the enforceability of the Indenture, the Notes, any provision of the Indenture or the Notes or any certificate, amendment, supplement or other document executed, filed and/or delivered in connection therewith.

7. With respect to our opinions in Section II.A above, we express no opinion as to the laws of any jurisdiction other than the substantive laws of the State of California which in our experience are normally applicable to the California Guarantor, and we assume the power and authority of each person and entity, other than the California Guarantor, to execute, deliver and perform each document examined by us and to do each other act done or to be done by such person or entity for the authorization, execution and delivery by such person or entity of each document examined by us or to be executed and delivered by such person or entity in connection with the transactions contemplated by the Indenture. With respect to our opinions in Section II.B above, we express no opinion as to the laws of any jurisdiction other than the substantive laws of the State of Georgia which in our experience are normally applicable to the Georgia Guarantor, and we assume the power and authority of each person and entity, other than the Georgia Guarantor, to execute, deliver and perform each document examined by us and to do each other act done or to be done by such person or entity for the authorization, execution and delivery by such person or entity of each document examined by us or to be executed and delivered by such person or entity in connection with the transactions contemplated by the Indenture. With respect to our opinions in Section II.C above, we express no opinion as to the laws of any jurisdiction other than the substantive laws of the State of New Jersey which in our experience are normally applicable to the New Jersey Guarantor, and we assume the power and authority of each person and entity, other than the New Jersey Guarantor, to execute, deliver and perform each document examined by us and to do each other act done or to be done by such person or entity for the authorization, execution and delivery by such person or entity of each document examined by us or to be executed and delivered by such person or entity in connection with the transactions contemplated by the Indenture. With respect to our opinions in Section II.D above, we express no opinion as to the laws of any jurisdiction other than the substantive laws of the State of Nevada which in our experience are normally applicable to the Nevada Guarantor.

8. The opinions herein expressed are limited to the matters expressly set forth in this opinion letter, and no opinion is implied or may be inferred beyond the matters expressly so stated.

9. There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with the Indenture or the Notes. The conduct of the parties to the Indenture and the Notes have complied with any requirements of good faith, fair dealing and conscionability.

Nationstar Mortgage LLC

Re:	Guarantors of Notes for California, Georgia, New Jersey and Nevada

July 22, 2013

IV. CONCLUSION

We hereby consent to the use of our name in the Prospectus under the heading “Legal Matters” and to the filing of this opinion letter as Exhibit 5.3 to Nationstar Mortgage LLC’s Current Report on Form 8-K dated July 22, 2013. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

This letter (i) has been furnished to you at your request, (ii) is rendered in connection with the transactions contemplated by the Indenture and may not be relied upon by any person other than the addressees hereof without our prior written consent, and (iii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein.

Respectfully submitted,

/s/ Greenberg Traurig, LLP
GREENBERG TRAURIG, LLP